Exhibit 10.1
AMENDMENT
TO
EMPLOYMENT AGREEMENT
     This Amendment to the Employment Agreement (“Amendment”) is entered into by and between Las Vegas Sands Corp. (the “Company”) and Michael Quartieri (“Executive”) and is effective October 1, 2009 (“Amendment Effective Date”). This Amendment is entered into for the purpose of amending and modifying certain of the terms and conditions of that Employment Agreement effective October 1, 2006, between Company and Executive (the “Agreement”). Capitalized terms that are used in this Amendment but that are not defined herein shall have the meanings assigned to those terms in the Agreement.
     In consideration of the mutual promises, conditions, and provisions contained herein, the Parties agree as follows:
1. Term of Employment. The initial Term of Employment is extended until September 30, 2012.
2. Base Salary. Beginning on July 13, 2009 and throughout the remainder of the term of employment under the Agreement as extended under this Amendment, Executive is entitled to receive an annual Base Salary for services rendered under the Agreement of $356,250. The Base Salary is payable in equal installments every two weeks or otherwise in accordance with the regular Company payroll. On an annual basis on or about the anniversary date of the Amendment Effective Date, Executive shall receive a review of the Base Salary at which time the Base Salary may be increased and such revised salary, if any, shall become the Base Salary for purposes of this Agreement.
3. Duties and Responsibilities. As of the Amendment Effective Date and throughout the remainder of the initial term of employment under the Agreement, Executive shall be employed as Vice President Global Controller and Chief Accounting Officer and shall have all the responsibilities of that position as determined by the Company and as may be assigned pursuant to Section 2.1 of the Agreement.
4. Performance Bonus. It is Company’s intention to maintain an incentive bonus program by which qualified employees will be eligible to receive a discretionary incentive bonus based upon the achievement of individual and company goals and objectives as established from time to time. During each year throughout the remainder of the initial term of the Agreement, Executive will be eligible to participate in the Company’s discretionary bonus program targeted at up to forty percent (40%) of Executive’s Base Salary (“Target”), issued annually when payable. All bonuses are in the sole, absolute and unfettered and unreviewable discretion of Company. Executive’s Target is subject to the actual annual achievement of both Executive’s and Company’s goals and objectives and may be adjusted based upon such results. It is contemplated that, if Company continues to prosper and if Executive continues to demonstrate professional growth and development, Executive will be paid an annual bonus. Notwithstanding the foregoing, Executive shall not have any enforceable right to receive a bonus except for such bonuses as are actually paid by Company. Upon termination of Executive’s employment for any reason whatsoever, Company shall have no obligation to pay Executive any bonus or prorated portion of a bonus Executive might have received had Executive continued to be employed.

5. Termination by Company Without Cause. In the event that the Company terminates the Executive’s employment without Cause, without in anyway limiting the prohibition of the restrictive covenant set forth in the Agreement, in the event the Executive secures a new position with compensation which is less than the Base Salary, that compensation will be offset against the Base Salary Continuation and the Company will be required to pay the Base Salary Continuation minus this offset. During any period of Base Salary Continuation, Executive shall be obligated to timely notify Company in writing should Executive secure a new position with a different employer
6. Original Agreement. Except as expressly modified by this Amendment, the terms and conditions of the Agreement are and shall continue to remain in full force and effect.
     The Parties have duly executed this Amendment below, which becomes effective as of the Amendment Effective Date.

MICHAEL QUARTIERI			LAS VEGAS SANDS CORP.

By:	/s/ Michael Quartieri		By:	/s/ Kenneth J. Kay

	Name:	Michael Quartieri		Name:	Kenneth J. Kay
	Title:	Vice President, Global Controller		Title:	Senior Vice President and Chief
		and Chief Accounting Officer			Financial Officer